EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Digital Domain Media Group, Inc. of our report dated May 13, 2011, relating to our audits of the financial statements of In-Three, Inc., appearing in the Prospectus, which is part of this Registration Statement.

/s/ SingerLewak LLP

Los Angeles, CA
May 13, 2011